UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2008
Intelli-Check, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-15465	11-3234779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

246 Crossways Park West, Woodbury, NY		11797
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 516-992-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Items

Intelli-Check, Inc. has received numerous shareholder inquiries regarding rumors that Mobilisa's Defense ID system has been banned from use at Marine Corps, Air Force and Army bases.

We are unaware of any Marine Corps facility utilizing the Mobilisa product that has suspended its use.  The product has been certified at the base level and is now in the Marine Corps-wide testing and certification process.  The Air Force recently issued an Interim Authority To Operate (IATO) giving wing commanders at every Air Force base the authority to use the system.

The Army is working to expedite certification of the Mobilisa product Army-wide, and has recently issued a statement to temporarily suspend use while the certification process is underway.  The purpose of this certification is to ensure that computer systems are secure and data is handled appropriately.  Previously, Defense ID products were certified by the base that purchased the system, rather than a single certification for the entire service.  The service-wide certification process is a positive next-step for any product that wishes to be adopted Defense Department-wide.  While we cannot predict sales, we believe that with service-wide certification it will be easier for military installations to purchase our products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLI-CHECK, INC.

By:	/s/ Peter J. Mundy
Name: Peter J. Mundy
Title: Vice President Finance & CFO

Dated: March 5, 2008